SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): July 28, 2004


                           CHARTER ONE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                         001-15495                 34-1567092
   --------                         ---------                 ----------
(State or other                  (Commission File            (IRS Employer
jurisdiction of                      Number)             Identification Number)
incorporation)



                   1215 SUPERIOR AVENUE, CLEVELAND, OHIO 44114
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (216) 566-5300
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

         ITEM 5. OTHER EVENTS

         On July 28, 2004, Charter One Financial, Inc. ("Charter One"), Citizens Financial, Inc. ("Citizens") and The Royal Bank of Scotland Group plc ("The Royal Bank of Scotland Group"), the indirect parent company of Citizens, agreed in principle to settle the previously disclosed purported stockholder class actions pending against them, which challenged the proposed acquisition of Charter One by Citizens.

         Under the terms of the settlement, all claims relating to the merger agreement and the proposed merger will be dismissed and released on behalf of the settlement class. The settlement is subject to court approval. Upon court approval, plaintiff's attorneys are expected to apply for an award of attorneys' fees and expenses.

         In the settlement, Citizens has agreed to waive its right to receive any portion of the termination fee payable under the merger agreement in excess of $375 million. The other terms of the merger agreement are not affected by the proposed settlement. In the settlement, it was also agreed that Charter One would make the disclosures set forth below.

         Information concerning the proposed merger is set forth or incorporated by reference in the proxy statement of Charter One dated July 9, 2004. This information is supplemented by the additional information filed in this current report on Form 8-K, including specifically the following:

         SELECTED HISTORICAL FINANCIAL INFORMATION

         The table below presents summary historical financial and other data for Charter One as of the dates and for the periods indicated. The summary data for Charter One is based on and should be read in conjunction with Charter One's historical consolidated financial statements and related notes which were presented in its prior filings with the SEC, and which are incorporated by reference into the July 9, 2004 proxy statement.

         Charter One derived the following historical financial information from its consolidated financial statements as of December 31, 2003, 2002, 2001, 2000 and 1999 and for each of the years then ended, audited by Deloitte & Touche LLP, and from its unaudited consolidated financial statements at and for the three months ended March 31, 2004 and 2003.

         In the opinion of management of Charter One, the unaudited financial statements of Charter One include all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of and for these periods in accordance with United States generally accepted accounting principles. You should not assume that the results presented below are indicative of results for any future period.

                                AT OR FOR THE THREE MONTHS                                 AT AND FOR THE YEARS
                                     ENDED MARCH, 31,                                       ENDED DECEMBER 31,
                                --------------------------------------------------------------------------------------------------
                                    2004          2003           2003           2002           2001          2000           1999
                              ---------------  -----------  --------------  --------------  ------------- ------------  ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FINANCIAL CONDITION:
Cash, federal funds sold and
     other                      $  544,480     $1,858,239     $  528,166     $  447,213    $  516,520     $  531,257     $  693,532
Investment securities              235,663        231,294        276,765        214,068       135,586        449,215        542,081
Mortgage-backed securities       7,687,264     13,244,713     10,445,247     12,077,389     9,014,416      5,593,371      6,100,380
Loans and leases, net           29,785,432     24,976,987     28,250,448     26,204,738    25,728,700     24,008,174     22,312,850
Other assets                     3,026,090      2,937,370      3,127,440      2,952,664     2,779,294      2,389,410      2,170,220
                               -----------    -----------    -----------    -----------   -----------    -----------    -----------
   Total assets                $41,278,929    $43,248,603    $42,628,066    $41,896,072   $38,174,516    $32,971,427    $31,819,063
                               ===========    ===========    ===========    ===========   ===========    ===========    ===========
Deposits                       $26,939,001    $27,383,615    $27,203,319    $27,527,843   $25,123,309    $19,605,671    $19,073,975
FHLB advances                    8,661,607     10,446,630      9,847,293      9,037,925     8,657,238      9,636,277      9,226,150
Other borrowings                   596,571        707,591        967,072        992,765       507,669        547,134        515,574
Other liabilities                1,824,718      1,478,635      1,334,513      1,253,714       957,800        726,141        605,664
Shareholders' equity             3,257,032      3,232,132      3,275,869      3,083,825     2,928,500      2,456,204      2,397,700
   Total liabilities and       -----------    -----------    -----------    -----------   -----------    -----------    -----------
       shareholders' equity    $41,278,929    $43,248,603    $42,628,066    $41,896,072   $38,174,516    $32,971,427    $31,819,063
                               ===========    ===========    ===========    ===========   ===========    ===========    ===========
RESULTS OF OPERATIONS:
Interest income                 $  489,827     $  545,786     $2,112,029     $2,286,461    $2,378,246     $2,247,088     $2,128,455
Interest expense                   185,273        246,745        943,142      1,116,631     1,387,830      1,344,053      1,194,351
                                ----------     ----------     ----------     ----------    ----------     ----------     ----------
Net interest income                304,554        299,041      1,168,887      1,169,830       990,416        903,035        934,104
Provision for loan and lease
     losses                         18,616         61,471        152,272        192,003       100,766         54,205         35,237
                                    ------         ------        -------        -------       -------        -------         ------
Net interest income after
     provision for loan and
     lease losses                  285,938        237,570      1,016,615        977,827       889,650        848,830        898,867
Other income                         5,197        161,826        698,470        547,546       473,624        392,871        228,206
Administrative expenses            218,035        183,292        790,721        678,972       629,662        603,955        633,327
                                   -------       --------      ---------        -------       -------        -------        -------
Income before income taxes          73,100        216,104        924,364        846,401       733,612        637,746        493,746
Income taxes                        22,844         68,613        293,473        268,733       232,898        203,784        159,770
                                    ------        -------        -------        -------       -------        -------        -------
Net income                         $50,256       $147,491       $630,891       $577,668      $500,714       $433,962       $333,976
                                   =======       ========       ========       ========      ========       ========       ========
Basic earning per share            $  0.22       $   0.66       $   2.82       $   2.52      $   2.15       $   1.84       $   1.35
                                   =======       ========       ========       ========      ========       ========       ========
Diluted earnings per share         $  0.22       $   0.64       $   2.74       $   2.45      $   2.10       $   1.81       $   1.32
                                   =======       ========       ========       ========      ========       ========       ========
PERFORMANCE RETURNS:
Return on average assets              0.47%          1.38%          1.45%          1.47%         1.41%          1.36%          1.08%
Return on average equity              6.18          18.48          19.45          19.38         18.17          18.00          13.50
Efficiency ratio                     70.39          39.77          42.34          39.54         41.91          45.68          50.69


OTHER DATA:
Loan servicing portfolio        $16,124,233   $18,713,649    $16,877,169    $16,893,609   $13,846,807    $10,379,644    $10,798,563



Book value per share                 14.56          14.36          14.68          13.72         12.43          10.70           9.90
Tangible book value per share        12.56          12.50          12.67          11.86         10.92           9.94           9.11
Dividend payout ratio               118.18%         34.38%         35.77%         33.88%        33.81%         33.15%         38.64%
Net yield on average
     interest-earning assets          3.04           2.99           2.87           3.19          3.00           3.02           3.19
Average shareholders' equity
     to average assets                7.61           7.46           7.45           7.59          7.76           7.58           7.99
Total shareholders' equity to
     total assets                     7.89           7.47           7.68           7.36          7.67           7.45           7.54
Total tangible shareholders'
     equity to total assets           6.80           6.50           6.63           6.36          6.74           6.92           6.93


NUMBER OF OFFICES:
   Branches                            616            477            592            461           456            419            417
   Loan production offices              30             26             33             26            29             32             36
Number of employees (FTEs)           7,843          7,198          7,804          6,997         6,850          6,573          7,055


         RECENT DEVELOPMENTS

         On July 19, 2004, Charter One announced net income of $166 million, or $0.72 per diluted share, for the three months ended June 30, 2004. Net income in the year-ago quarter was also $166 million, or $0.72 per diluted share. Net income for the second quarter of 2004 generated annualized returns of 1.56% on average assets, 20.50% on average equity, and 23.82% on average tangible equity. In the year-ago quarter, the returns were 1.50% on average assets, 19.86% on average equity and 22.74% on average tangible equity. As of June 30, 2004, Charter One had total consolidated assets of approximately $42.5 billion, total liabilities of approximately $39.2 billion, and shareholders' equity of approximately $3.3 billion.

         CERTAIN PROJECTIONS

         During due diligence, Charter One provided to its financial advisors, The Royal Bank of Scotland Group and Citizens internal earnings per share projections for 2004. This information was provided as part of the due diligence process and to confirm the reasonableness and achievability of the $2.95 per diluted share consensus Institutional Brokerage Estimate System (I/B/E/S) 2004 earnings estimates for Charter One. This information was consistent with the forecast publicly provided by Charter One in its January 20, 2004 press release (subsequently affirmed in its April 19, 2004 press release) of $2.90 to $3.00 per diluted share (excluding a projected prepayment penalty of $0.45 to $0.50 per share resulting from the prepayment of $2.25 billion in Federal Home Loan Bank advances). Stockholders are cautioned that these projections constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve significant risks and uncertainties.

         INFORMATION REGARDING THE OPINION OF CHARTER ONE'S FINANCIAL
         ADVISOR

         As disclosed in the July 9, 2004 proxy statement, Charter One engaged Lehman Brothers, Inc. to act as its financial advisor in connection with the merger and render its opinion with respect to the fairness, from a financial point of view, to Charter One's stockholders of the consideration to be offered to those stockholders in the merger. Information regarding the opinion and the financial analyses performed by Lehman Brothers, as well as a copy of the opinion itself, are included in the July 9, 2004 proxy statement.

         Among the analyses performed by Lehman Brothers was an analysis of transaction pricing multiples. Lehman Brothers noted the transaction value to Charter One stockholders of $44.50 per share of Charter One common stock as a premium to Charter One's closing price per share of common stock on May 3, 2004 (one day prior to the announcement of the transaction) and Charter One's closing price per share of common stock on April 2, 2004 (one month prior to May 3, 2004). The one-day premium was 24.7% and the one-month premium was 26.9%.

         Lehman Brothers also calculated the transaction value as a multiple of Charter One's book value and tangible book value at March 31, 2004 and as a multiple of Charter One's estimated earnings for 2004 (based on consensus I/B/E/S earnings estimates for Charter One). These transaction values as multiples of book value, tangible book value and estimated earnings for 2004 were 3.06, 3.54 and 15.1 times, respectively. Lehman Brothers also calculated the implied premium to total deposits and the implied premium to core deposits (total deposits minus all certificates of deposit with face values in excess of $100,000). These implied premiums were 27.0% and 28.9%, respectively.

         As disclosed in the July 9, 2004 proxy statement, Lehman Brothers received a fee from Charter One upon announcement of the merger of $2.0 million, and will receive an additional fee of $21.2 million contingent upon completion of the merger. Also as disclosed in the July 9, 2004 proxy statement, Lehman Brothers provides a full range of financial advisory and securities services, and has performed various investment banking services for Charter One, Citizens and The Royal Bank of Scotland Group in the past. These services have included acting as lead manager on a subordinate debt offering by Charter One's bank subsidiary, as well as acting as joint book runner or co-manager for various securities offerings by The Royal Bank of Scotland Group or its affiliates. During the two years prior to the date of the merger agreement, Lehman Brothers received fees for investment banking and financial advisory services provided to Charter One and its affiliates (excluding fees described above in connection with the merger) of approximately $2 million, in the aggregate. During that period, Lehman Brothers received fees for investment banking and financial advisory services provided to The Royal Bank of Scotland Group and its affiliates of approximately $7.1 million, in the aggregate.

         BACKGROUND

         Pages 10-12 of the July 9, 2004 proxy statement describes the background of the merger. As disclosed in the proxy statement, prior to and during the discussions with The Royal Bank of Scotland and Citizens, Charter One also engaged in exploratory discussions with other financial institutions. Of the two institutions with whom Charter One engaged in discussions during this process, one informed Charter One - prior to proposing any transaction pricing to Charter One - that it had determined to discontinue its exploration of a potential transaction with Charter One because it was not then prepared to proceed with a transaction of this magnitude. The other institution continued discussions from time to time regarding a potential stock-for-stock merger; however, at the time that the merger agreement with The Royal Bank of Scotland Group and Citizens was entered into, the institution was not prepared to proceed with a transaction, and in any event had stated that it was unwilling to engage in a transaction at a valuation other than one substantially below the consideration offered in the merger with Citizens.

                                    SIGNATURE


              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                               CHARTER ONE FINANCIAL, INC.


                                               By: /s/ Mark D. Grossi
                                               ---------------------------------
                                                 Name:  Mark D. Grossi
                                                 Title: Executive Vice President

         Date: July 28, 2004